As filed with the Securities and Exchange Commission on March 31, 2006.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SPECTRALINK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	84-1141188

(State or other juris- diction of incorporation or organization)	(I.R.S. Employer Identification No.)
5755 Central Avenue
Boulder, Colorado 80301
(303) 440-5330
(Address, including zip code of Principal Executive Offices)
SPECTRALINK CORPORATION 2000 STOCK OPTION PLAN
SPECTRALINK CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full Titles of the Plans)
Mr. John H. Elms, President and CEO
SpectraLink Corporation
5755 Central Avenue
Boulder, Colorado 80301
(303) 440-5330
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Mark A. Leahy, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
(650) 988-8500
(Counsel to the Registrant)

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum	Amount of
of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered	share	price	fee
Common Stock,.01 par value per share	1,972,205 shares(1)	$12.53 (2)	$24,711,729	$2,645
TOTAL	1,972,205 shares		$24,711,729	$2,645

(1)	Represents 1,912,205 shares automatically reserved for issuance upon the exercise of stock options that may be granted under the Registrant’s 2000 Stock Option Plan and 60,000 shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the Registrant’s Employee Stock Purchase Plan. This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the Registrant’s 2000 Stock Option Plan and the Registrant’s Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the Registration Fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant’s Common Stock reported on the Nasdaq National Market on March 24, 2006.

PART I
PART II
ITEM 5. Interests of Named Experts and Counsel
ITEM 8. Exhibits
SIGNATURES
Exhibit Index
Restated Certificate of Incorporation
Opinion/Consent of Fenwick & West LLP
Consent of KPMG LLP

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 registers 1,912,205 additional shares of common stock automatically reserved for issuance under the Registrant’s 2000 Stock Option Plan and 60,000 shares automatically reserved for issuance under the Registrant’s Employee Stock Purchase Plan, in each case pursuant to the terms of such plans. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 as filed with the Securities and Exchange Commission on June 27, 1997 (Registration Statement No. 333-30225), July 9, 1998 (Registration Statement No. 333-58803), April 27, 2001 (Registration Statement No. 333-59666), May 28, 2002 (Registration No. 333-89210) and July 23, 2003 (Registration Statement No. 333-107287) and Registration Statement No. 333-4650.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Not required pursuant to General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 5. Interests of Named Experts and Counsel.
     Not applicable.
ITEM 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation.*

4.2	Bylaws of the Registrant (Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (Registration Number 333-2696-D)).

4.3	Specimen Common Stock Certificate (Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (Registration Number 333-2696-D)).

4.4	SpectraLink Corporation 2000 Stock Option Plan, and related forms of Nonqualified Stock Option Letter Agreement, Incentive Stock Option Letter Agreement and Notice of Exercise (Incorporated by reference from the Registrant’s Form DEF14A filed with the Securities and Exchange Commission on March 30, 2000).

4.5	SpectraLink Corporation Employee Stock Purchase Plan, as amended (Incorporated by reference from the Registrant’s Form DEFA14A filed with the Securities and Exchange Commission on April 4, 2000).

5.1	Opinion of Fenwick & West LLP.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Fenwick & West LLP (contained in the opinion filed as Exhibit 5.1).*

24.1	Power of Attorney (see page II-3).*

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on March 31, 2006.

SPECTRALINK CORPORATION

By:	/s/ John H. Elms

John H. Elms, President and Chief Executive Officer
Power of Attorney
     The undersigned officers and directors of SpectraLink Corporation, a Delaware corporation, do hereby constitute and appoint John H. Elms and David I. Rosenthal, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John H. Elms	President, Chief Executive Officer and Director	March 31, 2006

John H. Elms	(Principal Executive Officer)

/s/ David I. Rosenthal	Chief Financial Officer (Principal Financial	March 31, 2006

David I. Rosenthal	Officer and Principal Accounting Officer)

/s/ Anthony V. Carollo, Jr.	Director	March 31, 2006

Anthony V. Carollo, Jr.

/s/ Carl D. Carman	Director	March 31, 2006

Carl D. Carman

/s/ Gerald J. Laber	Director	March 31, 2006

Gerald J. Laber

/s/ Werner P. Schmucking	Director	March 29, 2006

Werner P. Schmucking

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Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation.*

4.2	Bylaws of the Registrant (Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (Registration Number 333-2696-D)).

4.3	Specimen Common Stock Certificate (Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 (Registration Number 333-2696-D)).

4.4	SpectraLink Corporation 2000 Stock Option Plan, and related forms of Nonqualified Stock Option Letter Agreement, Incentive Stock Option Letter Agreement and Notice of Exercise (Incorporated by reference from the Registrant’s Form DEF14A filed with the Securities and Exchange Commission on March 30, 2000).

4.5	SpectraLink Corporation Employee Stock Purchase Plan, as amended (Incorporated by reference from the Registrant’s Form DEFA14A filed with the Securities and Exchange Commission on April 4, 2000).

5.1	Opinion of Fenwick & West LLP.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Fenwick & West LLP (contained in the opinion filed as Exhibit 5.1).*

24.1	Power of Attorney (see page II-3).*

*	Filed herewith.

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